UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): December 28, 2007

Commission File Number: 000-030813

AlphaRx, Inc.
(Exact name of registrant as specified in its charter)

Delaware	98-0177440
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

200-168 Konrad Crescent
Markham, Ontario, Canada L3R 9T9
(Address of principal executive offices)

Registrant's telephone number, including area code: (905) 479-3245

ITEM 8.01

OTHER EVENTS.

On December 28, 2007, AlphaRx, Inc. issued a press release regarding the exercise and cancellation of options by certain officers, directors and employees of the company. The company also conducted a private placement with its President and CEO. The press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01

EXHIBITS
Exhibits	Description

99.1	Press Release dated December 28, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: December 31, 2007

/s/ Michael Lee
Michael M. Lee, President & CEO